Exhibit 99.2

DESCRIPTION OF OUR CAPITAL STOCK

General

Prior to the Share Distribution, Honeywell, as our sole stockholder, will approve and adopt our Amended and Restated Certificate of Incorporation, and our Board will approve and adopt our Amended and Restated By-Laws. The following summarizes information concerning our capital stock, including material provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated By-Laws and certain provisions of Delaware law. You are encouraged to read the forms of our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, which are filed as exhibits to our Registration Statement on Form 10, of which this Information Statement is a part, for greater detail with respect to these provisions.

Distribution of Securities

During the past three years, we have not sold any securities, including sales of reacquired securities, new issues, securities issued in exchange for property, services or other securities, and new securities resulting from the modification of outstanding securities that were not registered under the Securities Act.

Authorized Capital Stock

Immediately following the Spin-Off, our authorized capital stock will consist of 700,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Shares Outstanding

Immediately following the Spin-Off, we estimate that approximately 123,451,420 shares of our common stock will be issued and outstanding, based on 740,708,523 shares of Honeywell common stock outstanding as of September 18, 2018. The actual number of shares of our common stock outstanding immediately following the Spin-Off will depend on the actual number of shares of Honeywell common stock outstanding on the Record Date, and will reflect any issuance of new shares or exercise of outstanding options pursuant to Honeywell’s equity plans and any repurchases of Honeywell shares by Honeywell pursuant to its common stock repurchase program, in each case on or prior to the Record Date.

Dividends

Holders of shares of our common stock will be entitled to receive dividends when, as and if declared by our Board at its discretion out of funds legally available for that purpose, subject to the preferential rights of any preferred stock that may be outstanding. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our Board deems relevant. Additionally, the terms of the indebtedness we intend to incur in connection with the Spin-Off and our obligations under the Indemnification and Reimbursement Agreement each will limit our ability to pay cash dividends. Our Board will make all decisions regarding our payment of dividends from time to time in accordance with applicable law. See “Dividend Policy.”

Voting Rights

The holders of our common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Other Rights

Subject to the preferential liquidation rights of any preferred stock that may be outstanding, upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in our assets legally available for distribution to our stockholders.

Fully Paid

The issued and outstanding shares of our common stock are fully paid and non-assessable. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

The holders of our common stock will not have preemptive rights or preferential rights to subscribe for shares of our capital stock or rights to redeem or convert their shares of common stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation will authorize our Board to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our Board may fix and determine the preferences, limitations and relative rights of each series of preferred stock. There are no present plans to issue any shares of preferred stock.

Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

Certain provisions in our proposed Amended and Restated Certificate of Incorporation and our proposed Amended and Restated By-Laws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of control.

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Classified Board. Our Amended and Restated Certificate of Incorporation will provide that, until the annual stockholder meeting in 2022, our Board will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors. The directors designated as Class I directors will have terms expiring at the first annual meeting of stockholders following the Share Distribution in 2019. The directors designated as Class II directors will have terms expiring at the following year’s annual meeting in 2020, and the directors designated as Class III directors will have terms expiring at the following year’s annual meeting in 2021. Commencing with the first annual meeting following the Share Distribution in 2019, directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the 2022 annual meeting. Beginning at the 2022 annual meeting, all of our directors will stand for election each year for annual terms, and our Board will therefore no longer be divided into three classes. Before our Board is declassified, it would take at least two elections of directors for any individual or group to gain control of our Board. Accordingly, while the classified board is in effect, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to control us.

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Removal. Our Amended and Restated Certificate of Incorporation will provide that (i) prior to our Board being declassified as discussed above, our stockholders may remove directors only for cause and (ii) after our Board has been fully declassified, our stockholders may remove directors with or without cause. Removal will require the affirmative vote of holders of at least a majority of our voting stock.

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Blank Check Preferred Stock. Our Amended and Restated Certificate of Incorporation will authorize our Board to designate and issue, without any further vote or action by the stockholders, up to 100 million shares of preferred stock from time to time in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control.

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No Stockholder Action by Written Consent. Our Amended and Restated Certificate of Incorporation will expressly exclude the right of our stockholders to act by written consent. Stockholder action must take place at an annual meeting or at a special meeting of our stockholders.

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Special Stockholder Meetings. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws will provide that only our Chairman of our Board or a majority of our Board will be able to call a special meeting of stockholders. Stockholders will not be permitted to call a special meeting or to require our Board to call a special meeting.

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Requirements for Advance Notification of Stockholder Nominations and Proposals. Under our Amended and Restated By-Laws, stockholders of record will be able to nominate persons for election to our Board or bring other business constituting a proper matter for stockholder action only by providing proper notice to our secretary. In the case of annual meetings, proper notice must be given, generally between 90 and 120 days prior to the first anniversary of the prior year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent). In the case of special meetings, proper notice must be given no earlier than the 90th day prior to the relevant meeting and no later than the later of the 60th day prior to such meeting or the 10th day following the public announcement of the meeting. Such notice must include, among other information, certain information with respect to each stockholder nominating persons for election to the Board (including, the name and address, the number of shares directly or indirectly held by such stockholder, a description of any agreement with respect to the business to be brought before the annual meeting, a description of any derivative instruments based on or linked to the value of or return on our securities as of the date of the notice, a description of any proxy, contract or other relationship pursuant to which such stockholder has a right to vote any shares of our stock and any profit-sharing or performance-related fees that such stockholder is entitled to, based on any increase or decrease in the value of our securities, as of the date of such notice), a representation that such stockholder is a holder of record of our common stock as of the date of the notice, each stockholder nominee’s written consent to being named as a nominee and to serving as a director if elected, a completed questionnaire and representation that such person has not and will not give any commitment as to how such person will act or vote if elected as a director, become a party to any agreement with respect to any compensation, reimbursement or indemnification in connection with service as a director, and such person will comply with all policies applicable to directors, a description of all compensation and other monetary agreements during the past three years and a representation as to whether such stockholder intends to solicit proxies.

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Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation will not provide for cumulative voting.

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Amendments to Certificate of Incorporation and By-Laws. The DGCL provides that the affirmative vote of holders of a majority of a company’s voting stock then outstanding is required to amend the company’s certificate of incorporation unless the company’s certificate of incorporation provides a higher threshold, and our Amended and Restated Certificate of Incorporation will not provide for a higher threshold. Our Amended and Restated Certificate of Incorporation will provide that our Amended and Restated By-Laws may be amended by our Board or by the affirmative vote of holders of at least a majority of our voting stock.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors’ fiduciary duties as directors, and our Amended and Restated Certificate of Incorporation will include such an exculpation provision. Our Amended and Restated By-Laws and Amended and Restated Certificate of Incorporation will include provisions that require us to indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors and officers for monetary damages for actions taken as a director, officer or agent of SpinCo, or for serving at SpinCo’s request as a director, officer or agent at another corporation or enterprise, as the case may be. Our Amended and Restated By-Laws and Amended and Restated Certificate of Incorporation will also provide that we must indemnify and advance reasonable expenses to our directors and officers subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Our Amended and Restated By-Laws will expressly authorize us to carry directors’ and officers’ insurance to protect SpinCo, its directors, officers and agents for certain liabilities.

The limitation of liability and indemnification provisions that will be included in our Amended and Restated By-Laws and Amended and Restated Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that in a class action, derivative, or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Exclusive Forum

Our Amended and Restated Certificate of Incorporation will provide, in all cases to the fullest extent permitted by law, that unless we consent in writing to the selection of an alternative forum, the Court of Chancery located within the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of SpinCo, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of SpinCo to SpinCo or SpinCo’s stockholders, any action asserting a claim arising pursuant to the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery located in the State of Delaware, any action asserting a claim governed by the internal affairs doctrine or any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. However, if the Court of Chancery within the State of Delaware does not have jurisdiction, the action may be brought in any other state or federal court located within the State of Delaware.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Equiniti Trust Company.

Listing

We have applied to list our common stock on the New York Stock Exchange, under the ticker symbol “REZI.”

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